EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this registration statement of Itron, Inc. on Form S-8 of our report dated February 17, 1999 appearing in the Annual Report on Form 10-K of Itron, Inc. for the year ended December 31, 1998.



/s/  DELOITTE & TOUCHE LLP

Seattle, Washington
September 3, 1999